UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2013

REVEN HOUSING REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Colorado	000-54165	84-1306078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7911 Herschel Avenue, Suite 201 La Jolla, CA 92037
(Address of principal executive offices)

(858) 459-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement

Stock Purchase Agreement

On September 27, 2013, Reven Housing REIT, Inc. (the "Company") entered into a Stock Purchase Agreement with certain accredited investors in connection with a proposed private placement of up to 125,000,000 shares of its common stock at a price of $0.20 per share, for aggregate gross proceeds of up to $25 million. The Stock Purchase Agreement includes customary representations, warranties, and covenants by the investors and the Company. The transaction is further described in the press release issued by the Company on October 1, 2013, a copy of which is filed herewith as Exhibit 99.1.

An initial closing for $11,000,000 of the common stock financing was completed on September 27, 2013. The Company expects to conduct additional closings for up to an additional $14,000,000 before the end of the calendar year.

The foregoing description is only a summary and is qualified in its entirety by reference to the aforementioned transaction documents contained in Exhibits 10.1 and 99.1, each of which is incorporated herein by reference.

Voting Agreement

In connection with the transactions contemplated by the Stock Purchase Agreement described above, the Company, the investors identified on the signature pages thereto, and Chad M. Carpenter, the Company’s Chairman, Chief Executive Officer and significant shareholder (the “Founder”), entered into a Voting Agreement, pursuant to which they agreed to vote their shares to elect four members of the Board of Directors of the Company as designated by the majority-in-interest of the investors (the “Investor Designees”) and two members of the Board of Directors of the Company as designated by the Founder (the “Founder Designees”). The Voting Agreement further provides that one of the Founder Designees shall be the Company’s Chief Executive Officer. The Voting Agreement will terminate upon the earlier of (i) the closing date of the Company’s first public offering of shares of its Common Stock; (ii) upon the approval by the Company’s Board of Directors to apply for listing of the Company’s Common Stock on the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the NYSE Euronext or the New York Stock Exchange; or (iii) the agreement by the Founder and a majority-in-interest of the Investors.

The foregoing description is only a summary and is qualified in its entirety by reference to the aforementioned transaction document contained in Exhibits 10.2, which is incorporated herein by reference.

Convertible Promissory Note Conversion Agreement

In connection with the private placement of the Company’s common stock pursuant to the Stock Purchase Agreement described above, the Company also entered into a Convertible Promissory Note Conversion Agreement (the “Note Conversion Agreement”) on September 27, 2013, with certain holders of its outstanding 10% Convertible Promissory Notes (the “Bridge Notes”). Pursuant to the Note Conversion Agreement, the Company agreed to issue to those holders of the Notes desiring to convert their Bridge Notes shares of its common stock at the conversion price of $0.20 per share for the cancellation of the outstanding principal amounts under those Notes. Certain holders elected to receive, and the Company agreed to make, cash payments on the outstanding principal amounts on their Notes in lieu of shares of common stock. In addition, the Company agreed to make cash payments on all of the accrued interest under the Bridge Notes. The transaction is also described in the press release issued by the Company on October 1, 2013, a copy of which is filed herewith as Exhibit 99.1.

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The Company closed on the conversion of $902,176 of aggregate principal, representing approximately 86% of the Company’s issued and outstanding Bridge Notes, on September 27, 2013. The remaining $152,176 of outstanding principal and all of the accrued interest under the Bridge Notes have been repaid in full, and all of the Bridge Notes have therefore been cancelled and are no longer issued and outstanding.

The foregoing description is only a summary and is qualified in its entirety by reference to the aforementioned transaction documents contained in Exhibits 10.3 and 99.1, each of which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 above regarding the private placement under the Stock Purchase Agreement and the Note Conversion Agreement is hereby incorporated by reference into this Item 3.02. The first closing of the transactions contemplated by the Stock Purchase Agreement and the Note Conversion Agreement occurred on September 27, 2013. The Company issued an aggregate of 55,000,000 shares of its common stock to the investors in the Stock Purchase Agreement for gross proceeds of $11,000,000. In addition, the Company issued an aggregate of 4,510,880 shares of its common stock to the investors in the Note Conversion Agreement in exchange for the cancellation of Bridge Notes in the aggregate principal amount of $902,176. The shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Pursuant to the Company’s engagement letter with Ernst & Young Capital Advisors, LLC (“EYCA”) dated May 15, 2013, as amended, the Company paid EYCA $302,500 in fees.

Item 5.01 Changes in Control of Registrant

The information set forth under Item 1.01 above regarding the private placement under the Stock Purchase Agreement and the terms of the Voting Agreement is hereby incorporated by reference into this Item 5.01. As a result of the private placement, the Company issued an aggregate of 55,000,000 shares of its common stock to King APEX Group II, Ltd. and King APEX Group III, Ltd., which are funds managed by Allied Fortune (HK) Management Limited, a Hong Kong based funds management company. The 55,000,000 shares of the Company’s common stock owned by the two funds collectively represent approximately 81% of the Company’s outstanding voting shares. The purchase price for the shares was paid with the capital contributions of the investors in the funds. Prior to the financing, Chad M. Carpenter owned approximately 60% of the Company’s outstanding voting shares, and after the transactions contemplated by the Stock Purchase Agreement and the Note Conversion Agreement, Mr. Carpenter now owns approximately 12.2% of the Company’s outstanding voting shares.

The foregoing description is only a summary and is qualified in its entirety by reference to the aforementioned transaction documents contained in Exhibits 10.1, 10.2 and 99.1, each of which is incorporated herein by reference.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(d) The information set forth under Item 1.01 above regarding the private placement under the Stock Purchase Agreement and the terms of the Voting Agreement is hereby incorporated by reference into this Item 5.02. In connection with the transactions contemplated by the Stock Purchase Agreement, on September 27, 2013, the Company’s Board of Directors appointed Xiaofan Bai, Guojuan Chen, Siyu Lan and Xiaohang Bai to the Board of Directors to fill four (4) vacancies, which appointments will be effective upon 10 days after the filing by the Company of a Schedule 14F-1 regarding the change in the majority of the Board of Directors. These director appointees are also the representatives designated by the investors pursuant to the Voting Agreement.

The foregoing description is only a summary and is qualified in its entirety by reference to the aforementioned transaction documents contained in Exhibits 10.1, 10.2 and 99.1, each of which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description	Method of Filing

10.1	Stock Purchase Agreement by and among the Company and the purchasers identified on the signature pages thereto, dated as of September 27, 2013.	Filed herewith

10.2	Voting Agreement by and among the Company, Chad M. Carpenter and the purchasers identified on the signature pages thereto, dated as of September 27, 2013.	Filed herewith

10.3	Convertible Promissory Note Conversion Agreement by and among the Company and the Note holders identified on the signature pages thereto, dated as of September 27, 2013.	Filed herewith

99.1	Press release dated October 1, 2013 announcing the closing of the Company’s private placement	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEN HOUSING REIT, INC.

Dated: October 3, 2013	/s/ Chad M. Carpenter
Name: Chad M. Carpenter
Title: Chief Executive Officer

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